EXHIBIT 25
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                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           DWG ACQUISITION GROUP, L.P.

                  This Amended and Restated Agreement of Limited Partnership (the "Agreement") of DWG Acquisition Group, L.P., is entered into by and among Nelson Peltz ("Peltz") and Peter W. May, as general partners ("May," and together with Peltz, the "General Partners"), and as limited partners (the "Limited Partners" and, together with the General Partners, the "Partners") .

         WHEREAS, in accordance with the Delaware Revised Uniform Limited Partnership Act (6 DEL. C.ss.17-101 ET SEQ.) and Section 17 of the Agreement of Limited Partnership of DWG Acquisition Group, L.P., the partners desire to amend the Agreement of Limited Partnership of DWG Acquisition Group, L.P. as set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend and restate the Agreement of Limited Partnership of DWG Acquisition Group, L.P. in its entirety to read as follows:

         1. NAME. The name of the limited partnership formed hereby is DWG Acquisition Group, L.P. (the "Partnership").

         2. PURPOSE. The Partnership is organized for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, acquiring securities of Triarc Companies, Inc., a Delaware corporation ("Triarc"), and holding, owning, managing and operating the same, and engaging in any and all activities necessary or incidental to the foregoing.


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         3.       REGISTERED OFFICE. The registered office of the Partnership in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Ste. L-100, Dover, Kent County, Delaware 19901.

         4. REGISTERED AGENT. The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Ste. L-100, Dover, Kent County, Delaware 19901.

         5. PARTNERS. The names and the business, residence or mailing addresses of the General Partners and the Limited Partners are as follows:

         GENERAL PARTNERS

         NAME                       ADDRESS

         Nelson Peltz               c/o Triarc Companies, Inc.
                                    280 Park Avenue
                                    New York, New York 10017

         Peter W. May               c/o Triarc Companies, Inc.
                                    280 Park Avenue
                                    New York, New York 10017

         LIMITED PARTNERS

         NAME                       ADDRESS

         Nelson Peltz               c/o Triarc Companies, Inc.
                                    280 Park Avenue
                                    New York, New York 10017

         Peter W. May               c/o Triarc Companies, Inc.
                                    280 Park Avenue
                                    New York, New York 10017

         6.       POWERS OF GENERAL PARTNERS; OFFICERS; INDEMNITY.

                  6.1 POWERS OF GENERAL PARTNERS. The powers of the General Partners include all powers, statutory or otherwise, possessed by general partners under


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the laws of the State of Delaware, provided that unless otherwise provided herein, all acts and decisions of the Partnership shall require the approval, consent or agreement of both General Partners. Such powers shall include, without limitation, (a) the power to cause the Partnership to sell, assign, transfer or pledge any and all shares of common stock of Triarc now or hereafter owned by the Partnership (the "Triarc Shares") or any non-cash proceeds received upon a sale or other disposition of any Triarc Shares (a "Disposition"), including for the purpose of securing loans made to the General Partners, and
(b) the power to cause the Partnership to make loans to the General Partners, whether on a secured or unsecured basis.

                  6.2 OFFICERS OF THE PARTNERSHIP. Except as otherwise determined by the General Partners, the Partnership may have officers, who shall
(i) serve at the pleasure of the General Partners, (ii) have such powers as are usually exercised by comparably designated officers of a Delaware corporation and (iii) have the power to bind the Partnership through the exercise of such powers to the extent consistent with the terms hereof. Initially, the Partnership shall establish the office set forth below and the person listed opposite such office shall be appointed to such office:

                Vice President          Andrew M. Johnston
                and Secretary

                  6.3 INDEMNIFICATION. To the fullest extent permitted by law, the Partnership shall indemnify, hold harmless, protect and defend each of the Partners (including each of the General Partners), officers, employees and agents of the Partnership (collectively, the "Indemnitees"), against any losses, claims, damages or liabilities, including, without limitation, legal or other expenses incurred in investigating or defending against any such loss, claim, damages or liability, and any amounts


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expended in settlement of any claim (collectively, "Liabilities"), to which any
Indemnitee may become subject by reason of any act or omission (even if negligent or grossly negligent) performed or omitted to be performed on behalf of the Partnership or by reason of the fact that he or it is or was a Partner, officer, employee or agent of the Partnership or is or was serving at the request of the Partnership as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, unless such Liability results from such Indemnitee's own willful malfeasance, fraud or willful violation of this Agreement. The provisions of this Section 6.3 shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains a Partner, officer, employee or agent of the Partnership.

         7. TERM. The Partnership shall dissolve, and its affairs should be wound up, on September 25, 2011, or earlier upon the first to occur of the following: (a) either General Partner shall so determine in writing, (b) the Partnership sells or otherwise disposes of its interest in all or substantially all of its property, (c) an event of withdrawal of either of the General Partners has occurred under the Act (unless the remaining General Partner elects to continue the Partnership), (d) the death of either General Partner or (e) an entry of a decree of judicial dissolution has occurred under ss. 17-802 of the Act.

         8. CAPITAL CONTRIBUTIONS. No Partner is required to make any additional capital contribution to the Partnership. Except as otherwise expressly provided in this Agreement, no Partner shall have the right to demand the return of all or any part of any contribution to the capital of the Partnership until the Partnership has been


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dissolved and terminated, and no Partner shall have the right to demand and receive property other than cash in return for his contribution.

         9. CAPITAL ACCOUNTS. A Capital Account shall be maintained for each Partner in accordance with the following: (i) the Capital Account of each Partner shall be credited with the amount of such Partner's capital contributions and with the amount of any profits allocated to such Partner in accordance with Section 10 (Allocations of Profits and Losses) and (ii) the Capital Account of each Partner shall be charged with the amount of any distribution to such Partner pursuant to Section 14 (Distributions) or Section 7
(Term), and with the amount of any losses allocated to the Capital Account of such Partner pursuant to Section 10 (Allocations of Profits and Losses). As of the date hereof, the Partnership owns, beneficially and of record, 5,982,867 shares of Class A Common Stock of Triarc, of which 3,988,578 shares are for the account of Nelson Peltz and 1,994,289 shares are for the account of Peter W. May. Any Class A Shares which are distributed to a Partner, directly or indirectly by reason of a foreclosure of the pledge by the Partnership of such shares to a lender to secure a loan made to such Partner, shall be deducted from the Class A Shares which are for the account of that Partner. In the event of any such distribution an appropriate amount shall be deducted from the Capital Account of such Partner.

         10. ALLOCATIONS OF PROFITS AND LOSSES. The Partnership's profits and losses shall be allocated in proportion to the Capital Accounts of the Partners.

         11. DISTRIBUTIONS. At the time determined by the General Partners, but at least once during each fiscal year of the Partnership, the General Partners shall cause the Partnership to distribute all cash held by it which is not reasonably necessary for the


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operation of the Partnership. All such distributions shall be made to the
Partners in the same proportion as their then capital account balances.

         12. ASSIGNMENTS. No Partner may assign, grant or otherwise transfer any interest in the Partnership or in this Agreement except with the unanimous written consent of the General Partners.

         13. WITHDRAWAL. Except as provided in Section 12, no right is given to any Partner to withdraw from the Partnership.

         14.      ADDITIONAL PARTNERS.

                  (a) The General Partners may admit additional limited partners to the Partnership without the approval of the Limited Partners.

                  (b) After the admission of any additional Limited Partners pursuant to this Section 16, the Partnership shall continue as a limited partnership under the Act.

                  (c) The admission of additional Limited Partners to the Partnership pursuant to this Section 16 shall be accomplished by the amendment of this Agreement of Limited Partnership and, if required by the Act, the filing of an appropriate amendment of the Partnership's Certificate of Limited Partnership in the office of the Secretary of the State of the State of Delaware.

         15. AMENDMENTS. This Agreement shall not be amended except by an instrument in writing executed by the General Partners; PROVIDED, HOWEVER, that no such amendment shall commit any Limited Partner to make any capital contribution to the Partnership or adversely affect the limited liability of such Limited Partner under the Act without such Limited Partner's consent.


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         16.      GOVERNING LAW. This Agreement shall be governed by, and
construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

         IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Agreement dated as of the 11th day of November, 2002.


                                        GENERAL PARTNERS:


                                         /s/ Nelson Peltz
                                        ------------------------------
                                         Nelson Peltz


                                         /s/ Peter W. May
                                        ------------------------------
                                         Peter W. May


                                        LIMITED PARTNERS:


                                         /s/ Nelson Peltz
                                        ------------------------------
                                         Nelson Peltz


                                         /s/ Peter W. May
                                        ------------------------------
                                         Peter W. May